As filed with the Securities and Exchange Commission on December 3, 1997

                                                      Registration No.
===================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ------------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                            NORTHWEST PACIFICA, INC.
                           --------------------------
           (Exact Name of registrant as specified in its charter)

Delaware                          91-1761480                  7373
--------                    --------------------           ------------
(State or other               (I.R.S. Employer          (Primary Standard
jurisdiction of            Identification Number)       Industrial Classif-
incorporation or                                           ication Code
organization)

                                ------------
                              12811 SE Bryn Street
                            Clackamas, Oregon 97015
                                503/698-2554
              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           Charles H. Powers, President
                               12811 SE Bryn Street
                              Clackamas, Oregon 97015
                                   503/698-2554
                              Northwest Pacifica, Inc.
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

             Copies to:   Cassidy & Associates, 1504 R Street, N.W.
                      Washington, D.C. 20009, 202/387-5400

Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.   /  /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.  /   /

                      CALCULATION OF REGISTRATION FEE

                                        Proposed       Proposed        Amount
Title of Each Class         Amount      Maximum        Maximum         of
of Securities to            to be       Offering       Aggregate       Regis-
be Registered               Reg-        Price          Offering        tration
                            tered       Per Share      Price           Fee

Units consisting of         500,000     $2.50          $1,250,000      $378.75
1 share Common Stock
and 1 Warrant

Common Stock
contained in Units          500,000      NA             ----            ----

Common Stock Warrants
contained in Units          500,000      NA             ----            ----

Common Stock
underlying Warrants         500,000      NA             ----            ----

Distribution Units          500,000      0.04               20,000        6.00

Common Stock contained
in Distribution Units       500,000      NA             ----             ----

Common Stock Warrants
contained in Distribution
Units                       1,000,000     NA            ----             ----

Common Stock underlying
Distribution Warrants       1,000,000     NA            ----             ----

Common Stock held by
Selling Security-
holders                     470,400       $.04          $18,816           5.64

Total                                                $1,250,097        $396.49
                                                                            (3)

(1) There is no current market for the securities and the dollar amount of the Units to be registered is de minimis based upon the estimated per share of common stock book value ($.04).
(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457(f)(2).
(3)          Paid by electronic transfer.

                              AVAILABLE INFORMATION


             The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information contained in the Registration Statement. For further information regarding the Company and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Each statement contained in this Prospectus with respect to a document filed as an exhibit to the Registration Statement is qualified by reference to the exhibit for its complete terms and conditions.

             The Company will be subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and in accordance therewith will file reports and other information with the Commission. Reports, proxy statements and other information filed by the Company can be inspected and copied on the Commission's home page on the World
Wide Web at http://www.sec.gov or at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.
20549, as well as the following Regional Offices: 7 World Trade Center,
Suite 1300, New York, N.Y. 10048; and Citicorp Center, 500 West
Madison Street, Suite 1400, Chicago, Illinois. 60661-2511. Such material can also be inspected at the New York, Boston, Midwest, Pacific and Philadelphia Stock Exchanges. Copies can be obtained from the Commission by mail at prescribed rates. Request should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

             The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as may be required by law.



The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration
Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                      [Legend for Red Herring Prospectuses]

The information contained herein is subject to completion or amendment.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PROSPECTUS                    Subject to Completion, Dated December ____, 1997

                         NORTHWEST PACIFICA, INC.

           500,000 Units, 500,000 Shares of Common Stock and
           500,000 Redeemable Warrants contained in the Units
        and 500,000 Shares of Common Stock underlying such Warrants;
         500,000 Distribution Units, 500,000 Shares of Common Stock,
            and 1,000,000 Common Stock Warrants contained in the
          Distribution Units, and 1,000,000 Shares of Common Stock
                  underlying the Distribution Warrants and
       470,400 Shares of Common Stock to be Sold by the Holders thereof


          Northwest Pacifica, a development-stage Delaware corporation (the "Company"), is offering for sale 500,000 units (the "Company Units"), each Company Unit consisting of one share of common stock of the Company (the "Company Shares"), par value $.0001 per share (the
"Common Stock") and one redeemable warrant (the "Company Warrants").


          The Company has limited business operations, assets and revenues. The Company is a regionally-focused network and Internet service provider ("NSP"). The Company intends to provide client companies with (i) individual and intranet access to the Internet through dial-up and dedicated connections (ii) value-added Internet services, (iii) hardware and software sales and network design and consulting for intranet and local internet systems, and (iv) cybercafes located in metropolitan areas that offer displays of the latest in business communication technology.

          The Company Shares and the Company Warrants contained in the Company Units may be separately transferred immediately upon the effective date (the "Effective Date") of the registration statement of which this Prospectus is a part (the "Registration Statement"). Each Company Warrant entitles the holder thereof to purchase one share of Common Stock at a per share exercise price of 75% of the Common Stock per share market price at the time of such exercise, subject to adjustment from time to time, for a period of 12 months commencing on the date of grant of such Warrant. If at the time of exercise of such Company Warrant, no market price exists for the Common Stock then the per share exercise price shall be $2.50. The Company Warrants are subject to redemption by the Company commencing one year from the date of this Prospectus at a price of $.05 per Warrant on 30 days' written notice if the closing bid price of the Common Stock for 30 consecutive trading days ending within 15 days of the notice of redemption averages in excess of $3.00 per share (subject to adjustment). The exercise price and maturity date of the Warrants are subject to adjustment at the discretion of the Company. SEE "DESCRIPTION OF SECURITIES."

            The Company is a recently formed development-stage corporation, with limited operations and revenues and with limited capital. Prior to the Company's offering of the securities as described herein, there has been no public market for the Company Units, the Common Stock or the Company
Warrants, and no assurances can be given that a public market will develop following completion of this Offering or that, if any such market does develop, it will be sustained. It is currently anticipated that the initial offering price of the Company Units will be $2.50 per Company Unit. The offering price of the Company Units and the exercise price of the Company Warrants were determined arbitrarily by the Company and are not necessarily related to asset or book value, net worth or any other established criteria of value. The Company will receive the proceeds (net of certain expenses) of the Offering of the Units and exercise of the Company
Warrants.  SEE "USE OF PROCEEDS."

          The Registration Statement of which this Prospectus is a part also relates to the offer and sale of certain securities by the holders thereof (the "Selling Securityholders") including (i) 500,000 units to be distributed by the holder thereof to its shareholders (the "Distribution Units"), each Distribution Unit consisting of one share of Common Stock (the
"Distribution Shares") and two warrants for the purchase of Common Stock
(the "Distribution Warrants"); (ii) 1,000,000 shares of Common Stock underlying the Distribution Units; and (iii) 470,400 shares of Common
Stock held by certain securityholders of the Company. (The aforementioned securities are hereinafter collectively referred to throughout as the "Selling Securityholders Securities"). All costs incurred in the registration of the Company Shares, the Company Warrants and the Selling Securityholders' Securities are being borne by the Company.

          The Selling Securityholders' Securities are expected to become tradeable on or about the date of this Prospectus subject to the terms of an agreement between certain Selling Securityholders and the Company restricting the sale thereof for a period of six months from the Effective Date hereof. Sales of the securities being offered by Selling Securityholders, or even the potential of such sales, may likely have an adverse effect on the market prices of the securities of the Company. The Selling Securityholders will receive the proceeds from the sale of the securities being offered by them. The Company will not receive any of the proceeds from such sales. The Selling Securityholders, directly or through agents, dealers or representatives to be designated from time to time, may sell their securities on terms to be determined at the time of sale. SEE "PLAN OF DISTRIBUTION." The Selling Securityholders reserve the sole right to accept or reject, in whole or in part, any proposed purchase of the Selling Securityholders' Shares being offered by them pursuant hereto.



            THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.  SEE
       "RISK FACTORS" CONTAINED IN THIS PROSPECTUS EGINNING ON PAGE 7.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                The date of this Prospectus is December ____, 1997.




CERTAIN SECURITIES DESCRIBED HEREIN ARE OFFERED BY THE SELLING SHAREHOLDERS SUBJECT TO PRIOR SALE, WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFERING, WITHOUT NOTICE. IN ADDITION, THE RIGHT IS RESERVED TO CANCEL ANY CONFIRMATION OF SALE EVEN IF THE PURCHASE PRICE HAS BEEN PAID, IF IN THE OPINION OF THE COMPANY OR ANY PARTICIPATING BROKER-DEALER, COMPLETION OF SUCH SALE WOULD VIOLATE FEDERAL OR STATE SECURITIES LAWS OR A RULE OR POLICY OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.

FOLLOWING THE COMPLETION OF THIS OFFERING, CERTAIN BROKER-DEALERS MAY BE THE PRINCIPAL MARKETMAKERS FOR THE SECURITIES OFFERED HEREBY. UNDER THESE CIRCUMSTANCES, THE MARKET BID AND ASKED PRICES FOR THE SECURITIES MAY BE SIGNIFICANTLY INFLUENCED BY DECISIONS OF THE MARKETMAKERS TO BUY OR SELL THE SECURITIES FOR THEIR OWN ACCOUNT. NO ASSURANCE CAN BE GIVEN THAT ANY MARKET MAKING ACTIVITIES OF THE MARKET MAKERS, IF COMMENCED, WILL BE CONTINUED.

FOR A PERIOD OF AT LEAST ONE YEAR FOLLOWING CLOSING OF THIS OFFERING, THE COMPANY WILL BE REQUIRED BY THE SECURITIES EXCHANGE ACT OF 1934 TO FILE PERIODIC REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH MATERIAL MAY BE INSPECTED AT THE COMMISSION'S PRINCIPAL OFFICES AT JUDICIARY PLAZA, 450 FIFTH STREET, N.W. WASHINGTON, D.C. 20459 AND COPIES MAY BE OBTAINED ON PAYMENT OF CERTAIN FEES PRESCRIBED BY THE COMMISSION. THE COMPANY WILL FURNISH TO HOLDERS OF ITS COMMON STOCK
ANNUAL REPORTS CONTAINING AUDITED FINANCIAL STATEMENTS EXAMINED AND REPORTED UPON, AND WITH AN OPINION EXPRESSED BY AN INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT. THE COMPANY MAY ISSUE OTHER UNAUDITED INTERIM REPORTS TO ITS SHAREHOLDERS AS IT DEEMS APPROPRIATE.

                             PROSPECTUS SUMMARY

          The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified by, the more detailed information set forth in this Prospectus, which should be read in its entirety.

The Company                     Northwest Pacifica, Inc. is a development-stage
                                corporation incorporated in Oregon in January
                                1997 and reincorporated in Delaware in
                                December, 1997. The Company's principal place of business is located in Clackamas, Oregon.

Business The Company has limited business operations, limited assets and revenues. The Company is a regionally-focused network and Internet service provider ("NSP"). The Company (i) provides client companies with network design and consulting for intranet systems (ii) offers individual and intranet access to the Internet through dial-up and dedicated connections (iii) offers value-added Internet services and (iv) intends to operate a cybercafe that showcases the latest in business communications technology. The Company offers for sale to clients and others the computer hardware necessary to support the services offered by the Company. SEE "DESCRIPTION OF BUSINESS --Plan of Operation." The Company offers its services to small and mid-size companies located in urban areas in the Pacific Northwest, primarily Seattle, Washington, Portland, Oregon, and Boise, Idaho.

Transfer Agent                  The Company will initially act as transfer agent
                                for the Shares.  SEE "DESCRIPTION OF
                                SECURITIES--Transfer Agent and Registrar."

Selling
Securityholders'
Securities                      The Selling Securityholders' Securities consist
                                of (i) 500,000 Distribution Units registered hereby and owned by a certain Selling Security-holder for distribution to its shareholders, each Distribution Unit consisting of one
                                Distribution Share and Distribution Warrants to purchase two shares of Common Stock,
                                (ii) 1,000,000 shares of Common Stock under-lying such Distribution Warrants and (iii)
                                470,400 shares of Common Stock to be offered for sale by Selling Securityholders subject to certain limitations. SEE "SELLING
                                SECURITYHOLDERS."  The Common Stock
                                offered for sale by the Selling Securityholders' constitute an aggregate of 24% of the issued and outstanding Common Stock of the Company as of the date hereof.

Trading Market                  The Company intends to apply for admission to
                                quotation of its Common Stock on the NASD
                                OTC Bulletin Board and intends to apply for listing on the Nasdaq SmallCap Market when, and if, it qualifies therefor. There can be no assurance that the Company will qualify for such quotation or that its Common Stock will be so listed. SEE "RISK FACTORS--Absence of Trading Markets" and "DESCRIPTION OF
                                SECURITIES--Admission to Quotation on
                                Nasdaq SmallCap Market or the NASD OTC
                                Bulletin Board".


                           SELECTED FINANCIAL DATA

          The following table sets forth selected financial information concerning the Company for the nine months ended September 30, 1997:

          Balance Sheet Data:
             Current assets                      $  22,517.99
             Fixed and other assets                 80,500.34
           Total Assets                                       $ 103,018.33
           Total Liabilities                                      2,713.20
           Stockholders' equity (deficit)                       100,305.13

           Total Liabilities and Equity                        $ 103,018.33

          The selected financial data above is a summary only and has been derived from and is qualified in its entirety by reference to the Company's financial statements and the report related thereto of Betty E. Veveiros, Certified Public Accountant, included elsewhere in this Prospectus. SEE "EXPERTS" and "FINANCIAL STATEMENTS."

                               THE COMPANY

          The Company, a recently formed development stage company, was incorporated in the State of Oregon in January, 1997, and reincorporated in Delaware in December, 1997. The Company has had limited operations to date and has received limited revenues.

          The Company is a regionally-focused network and Internet service provider ("NSP"). The Company (i) provides client companies with network design and consulting for intranet systems, (ii) offers individual and intranet access to the Internet through dial-up and dedicated connections,
(iii) offers value-added Internet services, and (iv) intends to operate cybercafes that showcase the latest in business communications technology.
The Company offers for sale to clients and others the computer hardware necessary to support its other operations. The Company anticipates focusing its operations in the Portland, Oregon metropolitan area and anticipates expansion to the Seattle, Washington and Boise, Idaho metropolitan areas.

EMPLOYEES

      The Company presently has two officers and three directors. The Company expects to employ one network engineer and one sale manager in each geographic location and to retain in the Portland headquarters one technical support specialist for every 750 accounts.

OFFICES

          The United States offices of the Company are located at 12811 SE Bryn Street, Clackamas, Oregon 97015. Its telephone number is 503/698-2554, its fax number is 503/786-8252, and its E-mail address is powers@nwpacifica.net. The Company can be located on the Internet at http://www.nwpacifica.net/.

                               RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN
NATURE AND INVOLVE A HIGH DEGREE OF RISK.  THE
SECURITIES OFFERED HEREBY SHOULD BE PURCHASED ONLY
BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE
INVESTMENT.  THEREFORE, EACH PROSPECTIVE INVESTOR
SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY
THE FOLLOWING RISK FACTORS, AS WELL AS ALL OF THE
OTHER INFORMATION SET FORTH ELSEWHERE IN THIS
PROSPECTUS AND THE INFORMATION CONTAINED IN THE
FINANCIAL STATEMENTS, INCLUDING ALL NOTES THERETO.

RISK FACTORS CONCERNING THE COMPANY'S BUSINESS

THE COMPANY IS A DEVELOPMENT-STAGE COMPANY WITH
LIMITED OPERATING HISTORY

          The Company, organized in January, 1997, is a development-stage company, with limited operations since inception. and, accordingly, there is only a limited basis upon which to evaluate its prospects for achieving its intended business objectives. The Company's proposed operations are subject to all of the risks inherent in the establishment of a new business enterprise, including the absence of an operating history. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a new business and the competitive environment in which the Company will operate. No assurance can be given that the operations of the Company will result in any revenues or that the Company will be profitable. SEE "BUSINESS."

SUCCESS OF PLAN OF OPERATION DEPENDENT ABILITY TO
ATTRACT AND RETAIN CLIENTS

          The Company's proposed plan of operation and prospects will be largely dependent upon the Company's ability to successfully attract client companies, purchase and service the equipment network necessary to provide client internet services, including points-of-presence and data lines and hire and retain qualified personnel to market and service the Company's operations. The Company has limited experience and there is limited information available concerning the potential performance or market acceptance of the Company's operations. There can be no assurance that the Company will be able to successfully implement its business plan or that unanticipated expenses, problems, or technical difficulties will not occur which would result in material delays in its implementation.

SUCCESS OF OPERATIONS DEPENDENT ON MANAGEMENT'S
DECISIONS

          The ability of the Company to successfully effect its business objectives will be largely dependent upon the efforts of its Management including Charles H. Powers, President and a director of the Company. All decisions with respect to the management of the Company will be made exclusively by Management. The Company has not entered into employment agreement or other understanding with any key executive or obtained any "key man" life insurance on any officer's life. The loss of the services of such key executive could have a material adverse effect on the Company's ability to successfully achieve its business objectives. The Company's future success depends in part on its ability to attract and retain additional skilled technical and managerial personnel. The Company faces competition from other Internet, intranet, computer, research, and other companies for such personnel. There is no assurance that the Company will be successful in attracting or retaining the services of such personnel.

CONTINUING CONTROL BY PRESENT STOCKHOLDERS

         Following the offering, the officers, directors and affiliates will own approximately 68.4% of the issued and outstanding Common Stock of the
Company. Accordingly, such officers and directors will be in a position to elect all of the Company's directors, approve amendments to its Certificate of Incorporation, to authorize issuance of additional shares of stock, to award performance bonuses and other compensation arrangements and
otherwise direct the affairs of the Company.   The Company has issued to
Charles H. Powers, President of the Company and a director, 2,000,000 shares of Preferred Stock. Such Preferred Stock has been designated by the Company to have preferred dividend and liquidation rights. In addition, each outstanding share of Preferred Stock is entitled to one vote on all
matters on which shareholders are entitled to vote.   Prior to the Offering,
Mr. Powers controlled 84% of the outstanding shares of the Company giving effect to such Preferred Stock and after the Offering, assuming no exercise of any Warrants, Mr. Powers will have voting control of 77% of the outstanding shares of Company. SEE "DESCRIPTION OF
SECURITIES" and "SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT".

POSSIBLE NEED FOR ADDITIONAL FINANCING TO CONTINUE
OPERATIONS

          The Company anticipates that the net proceeds from the Offering, in addition to the capital raised from earlier sale of its securities, plus revenues from any exercise of the Warrants and from operating revenues, should be sufficient to meet the Company's operating expenses and capital requirements for at least the next 12 months. However, the Company's capital requirements depend on numerous factors, including the rate of market acceptance of the Company's services, the Company's ability to maintain and expand its customer base, the rate of expansion of the Company's network infrastructure, the level of resources required to expand the Company's marketing and sales organization, information systems and research and development activities, the availability of hardware and software provided by third-party vendors and other factors. The timing and amount of such capital requirements cannot accurately be predicted. If capital requirements vary materially from those currently planned, the Company may require financing sooner than anticipated. The Company has no commitments for any financing, and there can be no assurance that any such commitments can be obtained on favorable terms, if at all. Any equity financing may be dilutive to the Company's stockholders, and debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital and other financial and operational matters. If the Company is unable to obtain financing as needed, the Company may be required to reduce the scope of its operations or its anticipated expansion, which could have a material adverse effect on the Company, as well as the market price of the Common Stock. SEE "BUSINESS."

COMPETITION FROM OTHER MORE ESTABLISH ENTITIES

          The Company faces competition in all three of its major areas of proposed operations: Internet provider services, intranet consulting and constructing, and direct hardware/software sales. The Company expects competition in these markets to intensify in the future. The computer business, including Internet services, software, hardware and intranet technology is characterized by rapid technology changes. Success of the Company depends upon its ability to develop new and innovative products and services. Many of the Company's present and future competitors have substantially greater financial, technical and marketing resources than the Company. The Company competes (or is expected to compete with) directly or indirectly with the following categories of companies: (i) national and regional Internet service providers (ISPs) such as Netcom On-Line Communication Services, or PSINet and UUNET; (ii) established on-line services such as America Online, CompuServe, and Microsoft Network;
(iii) computer software and technology companies; and (iv) computer consulting companies. To the extent that these competitors offer comparable services or products at lower prices or of higher quality, the Company's ability to compete effectively could be adversely affected.

DEPENDENCE ON THIRD-PARTY NETWORK PROVIDERS

        The Company anticipates establishing points-of-presence ("POPs") in three main metropolitan areas (Portland, Oregon, Seattle, Washington and Boise, Idaho) with additional POPs to reach outlying geographic areas of these urban centers. Connections to the Internet will be supplied by third-party network providers. In order to reduce the possibility of disruption in service from such third-party providers, each metropolitan area network will have multiple connections to the Internet. As of the date hereof, the Company has not entered into agreements with any such third-party network providers. Such third-party service providers offer similar Internet access to many other customers, including competitors of the Company, some of which may have larger accounts with the provider and may be granted preferred access to such provider. Accordingly, if a competitor with such preferred status materially increases its customer base, it could utilize such providers services so that access available to others such as the Company would be limited. In such a case, customers of the Company would experience increased difficulties in gaining access to the Internet. As such third-party provider usage increases, the system performance provided by such third-party provider and experienced by the Company's customers may degrade.

DEPENDENCE ON NETWORK INFRASTRUCTURE

        The future success of the Company's business will depend on the capacity, reliability and security of the Company's network infrastructure, including its POP sites. The Company will be required to expand and improve this infrastructure as the number of customers and the amount and type of information its customers communicate over the Internet increases, and the means by which customers connect to the Internet evolve. Such expansion and improvement may require substantial financial, operational and managerial resources. There can be no assurance that the Company will be able to expand or improve its network infrastructure to meet any additional demand or changing customer requirements on a timely basis or at a commercially reasonable cost, if at all.

CONSTRAINTS ON CAPACITY

        Capacity constraints could occur both at the level of particular POPs (affecting only customers attempting to use that particular POP) and in connection with system wide services (such as e-mail and news services, which can affect all customers). The Company may experience delayed delivery from suppliers of new telephone lines, modems, servers and other equipment used by the Company in providing its services. Any severe shortage of new telephone lines, modems, servers or other equipment could result in incoming access lines becoming full during peak times, causing busy signals for customers of the Company who are trying to connect to the Internet. Similar problems may occur if the Company is unable to expand the capacity of its various network, e-mail, World Wide Web and other servers quickly enough to keep pace with demand from the Company's expanding customer base. If the capacity of such servers is exceeded, customers will experience delays when trying to use a particular service.
The Company intends to expand its facilities before any such capacity is reached. Further, if the Company does not maintain sufficient capacity in its network connections, customers will experience a general slow down of all services on the Internet. Any of these events could cause customers to terminate use of the Company's services. Accordingly, any failure of the Company to expand or enhance its network infrastructure on a timely basis, or to adapt it to an expanding customer base, changing customer requirements or evolving industry standards, could have a material adverse effect on the Company.

POTENTIAL DAMAGE TO EQUIPMENT

        The Company's operations are dependent on its ability to protect its computer equipment against damage from fire, earthquake, power loss, telecommunication failure and similar events. The occurrence of a natural disaster or another unanticipated problem at the Company's headquarters and network hub or at POPs through which customers connect to the Internet could cause interruptions in the services provided by the Company. The occurrence of any of these events could have a material adverse effect on the Company's ability to provide Internet services to its customers, and, in turn, on the Company. In addition, failure of the Company's telecommunications providers to provide the data communications capacity required by the Company as a result of a natural disaster, operational disruption or for any other reason could cause interruptions in the services provided by the Company, which could have a material adverse effect on the Company.

DISRUPTION DUE TO VIRUSES OR OTHER CAUSES

        The Company engages in regular maintenance of its network infrastructure to prevent security breaches and problems caused by computer viruses and other attacks against the system. However, in the event the entrance of such viruses or other similar disruptive problems into the network infrastructure, whether caused by the Company's customers, other Internet users or other third parties, could lead to interruptions, delays in or cessation of service to the Company's customers, as well as corruption of the Company's or its customers' computer systems. Inappropriate use of the Internet by third parties could also potentially jeopardize the security of confidential information stored in the computer systems of the Company or those of its customers, which may cause losses to the Company or its customers, or deter certain persons from using the Company's services. The Company expects that its customers may increasingly use the Internet for commercial transactions in the future. Any network malfunction or security breach could cause these transactions to be delayed, not completed or completed with compromised security. Alleviating problems caused by computer viruses or other inappropriate uses or security breaches may cause interruptions, delays or cessation in service to the Company's customers, which could have a material adverse effect on the Company. The Company intends to maintain redundant or backup Internet services or backup facilities or other redundant computing and telecommunications facilities to avoid interruptions of services to its customers.

DEPENDENCE ON TELECOMMUNICATIONS CARRIERS AND
OTHER SUPPLIERS

        The Company relies on local telephone companies and other companies to provide data communications capacity via local telecommunications lines and leased long distance lines. The Company is subject to potential disruptions in these telecommunications services and may have no means of replacing these services, on a timely basis or at all, in the event of such disruption. Any such disruptions could have a material adverse effect on the Company.

RISKS OF JOINT VENTURES

          A number of the Company's projects may be undertaken pursuant to joint venture partnerships and strategic alliances between the Company and third parties. The Company has not to date entered into any such joint venture partnerships nor identified any entity with whom it intends to so enter; however, the Company does anticipate that it may enter into such arrangements in the future. Investment in joint venture partnerships may involve risks not otherwise present, including among other things, the risk of bankruptcy of a co-venturer, that the joint venture partners may be unable to undertake the necessary financial obligations necessary, that the business goals or interests of a co-venturer may be inconsistent with those of the Company's, or that a co-venturer may take a position contrary to that of the Company.

UNCERTAIN MARKET; DEPENDENCE ON GROWTH IN USE OF
INTERNET

          The success of the Company's business plan is substantially dependent upon continued growth and interest in the use of the Internet. Rapid growth in the use of, and interest in, the Internet, and in particular the World Wide Web, is a recent phenomenon and there can be no assurance that Internet usage will become more widespread, that extensive Internet content will continue to be developed or that extensive Internet content will continue to be accessible at no or nominal cost. In addition, because the Internet is new and the variety of available services is not well understood by new and potential customers, it is difficult for the Company to predict future customer retention rates.

POSSIBLE FUTURE GOVERNMENT REGULATION COULD CREATE
BARRIERS

          The Company provides its services, in part, through data transmissions over public telephone lines. These transmissions are governed by regulatory policies establishing charges and terms for wire line communications. The Company is not currently subject to direct regulation by the Federal Communication Commission (the "FCC") or any other governmental agency, other than regulations applicable to businesses generally. However, in the future the Company could become subject to regulation by the FCC or another regulatory agency as a provider of basic telecommunications services if, for instance, Internet telephone service were declared to be "telecommunications service" subject to common carrier regulation. Such declaration would create substantial barriers to the Company's entry into the Internet telephone market. Although no action has been taken as of the date hereof, the FCC and the public service commissions of certain states are exploring the adoption of regulations that might apply ISPs.

POTENTIAL LIABILITY OF PROVIDING INTERNET SERVICE

          The case law relating to the liability of ISPs and online services companies for information carried on or disseminated through their networks has not yet been definitively established. Several private lawsuits seeking to impose liability upon ISPs and online services companies are currently pending. Although no such claims have been asserted against the Company to date, there can be no assurance that such claims will not be asserted in the future, or if asserted, will not be successful. The Telecommunications Act of 1996 established fines on any entity that knowingly (i) uses any interactive computer service or telecommunications device to send obscene or indecent material to minors; (ii) makes obscene or indecent material available to minors via an interactive computer service; or (iii) permits any telecommunications facility under such entity's control to be used for the purposes detailed above. The standard for determining whether an entity acted "knowingly" has not yet been established. As the law in this area develops, the potential imposition of liability upon the Company for information carried on and disseminated through its network could require the Company to implement measures to reduce its exposure to such liability. The implementation of such measures could require the expenditure of substantial resources or the discontinuation of certain service offerings. Due to the increasing use of the Internet, it is possible that additional laws and regulations may be adopted with respect to the Internet covering issues such as content, user privacy, pricing, libel, intellectual property protection and infringement and technology export and other controls. Changes in the regulatory environment relating to the Internet services industry, including regulatory changes that directly or indirectly affect telecommunication costs or increase the likelihood or scope of competition, could have a material adverse effect on the Company.

ISSUANCE OF FUTURE SHARES MAY DILUTE PRESENT
INVESTORS' PER SHARE VALUE

          The Certificate of Incorporation of the Company authorizes the issuance of a maximum of 100,000,000 shares of Common Stock, $.0001 par value and 20,000,000 shares of "non-designated" preferred stock. As of the date hereof there are 4,000,000 shares of Common Stock outstanding and 2,000,000 shares of preferred stock outstanding. The future issuance of all or part of the remaining authorized Common Stock may result in substantial dilution in the percentage of the Company's Common Stock held by the Company's then existing shareholders. Moreover, any Common
Stock issued in the future may be valued on an arbitrary basis by the Company. The issuance of Company's shares for future acquisitions may have the effect of diluting the value of shares held by investors, and might have an adverse effect on any trading market, should a trading market develop for the Company's securities. SEE "BUSINESS--Acquisition of Income Properties."

POSSIBILITY OF ISSUANCE OF ADDITIONAL PREFERRED STOCK
COULD DEPRESS MARKET PRICE

          The Company has 20,000,000 shares of non-designated preferred stock which it may issue from time to time by action of the Board of Directors. The Company has issued 2,000,000 shares of Preferred Stock each share of which is entitled to one vote on all matters presented to the vote of shareholders. The Board may designate voting and other preferences which designations may give the holders of the preferred stock voting control and other preferred rights such as to liquidation and dividends. The authority of the Board to issue such stock without shareholder consent may have a depressive effect on the market price of the Company's Common Stock even prior to any such designation or issuance of the preferred stock.

POTENTIAL ANTI-TAKEOVER EFFECT OF ISSUANCE OF
PREFERRED STOCK

          The Board of Directors has the authority, without further approval of the Company's stockholders, to issue preferred stock, having such rights, preferences and privileges as the Board of Directors may determine. Any such issuance of shares of preferred stock, under certain circumstances, could have the effect of delaying or preventing a change in control of the Company or other take-over attempt and could adversely affect the rights of holders of shares of Common Stock. In addition, the Company is subject to provisions of the General Corporation Law of the State of Delaware respecting business combinations which could, under certain circumstances, hinder or delay a change in control.

FACTORS BEYOND THE COMPANY'S CONTROL

          Numerous conditions beyond the Company's control may substantially affect its success such as rates of, and costs associated with, new customer acquisition, customer retention, capital expenditures and other costs relating to the expansion of operations, including upgrading the Company's systems and infrastructure, the timing and market acceptance of new and upgraded service introductions, changes in the pricing policies of the Company and its competitors, changes in operating expenses (including telecommunications costs), personnel changes, the introduction of alternative technologies, the effect of potential acquisitions, increased competition in the Company's markets and other general economic factors.

RISK FACTORS CONCERNING THE OFFERING

ABSENCE OF TRADING MARKET

          There is currently no established public trading market for the Shares. The Company intends to apply for admission to quotation of the Shares on the OTC Bulletin Board and, when qualified it intends to apply for admission to quotation on the Nasdaq SmallCap Market. SEE
"DESCRIPTION OF SECURITIES". The Company has limited business operations, investments and revenues, and there can be no assurance that such a listing can be obtained or will be obtained once operations and revenues are established. There can be no assurance that a regular trading market for the Common stock will develop or that, if developed, it will be sustained. Various factors, such as the Company's operating results, services by competitors, ability to acquire and develop properties, changes in laws, rules or regulations may have a significant impact on the market price of the securities. Further, the market price for the securities of public companies often experience wide fluctuations which are not necessarily related to the operating performance of such public companies.

ARBITRARY DETERMINATION OF OFFERING PRICE

          The initial public offering price of the Units and the exercise price and terms of the Warrants have been arbitrarily determined by the Company and do not necessarily bear any relationship to the Company's assets, net worth or other established criteria of value. The exercise and redemption prices of the Warrants should not be construed to imply or predict any increase in the market price of the Common Stock.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS
AND DIRECTORS

          The Certificate of Incorporation and By-Laws of the Company provide that the Company shall indemnify its officers and directors against losses sustained or liabilities incurred which arise from any transaction in such officer's or director's respective managerial capacity unless such officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction.
The Company's Certificate of Incorporation and By-Laws also provide for the indemnification by it of its officers and directors against any losses or liabilities incurred as a result of the manner in which such officers and directors operate the Company's business or conduct its internal affairs, provided that in connection with these activities they act in good faith and in a manner which they reasonably believe to be in, or not opposed to, the best interests of the Company, and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations. SEE "MANAGEMENT--Indemnification".

PENNY STOCK REGULATION

          Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's securities.

SHARES AVAILABLE FOR RESALE WITHOUT ADDITIONAL
CAPITAL PURSUANT TO RULE 144

          All the issued and outstanding shares of the Company, to the extent not sold or transferred pursuant to this offering, are "restricted securities" as such term is defined in Rule 144 ("Rule 144") promulgated under the Securities Act of 1933 (the "1933 Act"). In general, under Rule 144, if adequate public information is available with respect to a company, a person who has satisfied a one year holding period as to his restricted securities or an affiliate who holds unrestricted securities may sell, within any three month period, a number of that company's shares that does not exceed the greater of one percent of the then outstanding shares of the class of securities being sold or the average weekly trading volume during the four calendar weeks prior to such sale. Sales of restricted securities by a person who is not an affiliate of the company (as defined in the 1933 Act) and who has satisfied a two year holding period may be made without any volume limitation. The outstanding restricted securities of the Company may become eligible for sale in the public market pursuant to Rule 144 without additional capital contribution to the Company. Possible or actual sales of the Company's outstanding Common Stock by all or some of the present stockholders may have an adverse effect on the market price of the Company's Shares should a public trading market develop.

POTENTIAL DILUTION

          Investors in the securities offered herein may suffer immediate and substantial dilution in the value of their shares. "Dilution" means the difference between the public offering price and the pro forma net tangible book value per share after giving effect to the offering. Additional dilution in the value of such securities may occur upon the exercise of the warrants. SEE "DILUTION".

DIVIDENDS

          Any cash dividends will depend on earnings, if any, and on the Company's financial requirements and other factors. Dividends are paid at the discretion of the board of directors. There can be no assurance that the Company will be able to pay any dividends or, if able to so make such dividends, that the board of directors will deem it in the best interest of the Company to do so. Investors who anticipate the need of immediate income from their investment should refrain from the purchase of the Shares offered herein. The Company has not paid any cash dividends on its Common
Stock since inception. For the foreseeable future, it is anticipated that any earnings which may be generated from the Company's operations will be used to finance the growth of the Company.

MANAGEMENT HAS DISCRETION IN USE OF PROCEEDS

          Approximately $22,250 of the net proceeds of the Offering has been allocated to working capital. Proceeds will be used for such purposes as Management of the Company may determine in its sole discretion, without the need for shareholder approval with respect to any such allocation.


                            USE OF PROCEEDS

           The proceeds from the sale of the Company Units, if all the Company Units are sold, will equal $1,250,000 and the proceeds to the Company, after deduction of estimated expenses of the Offering, will be approximately $1,127,600. The Company expects the net proceeds to be utilized approximately as follows:

           Sales Commissions (1)                            $ 125,000

           Telecommunications equipment                       627,600

           Office equipment                                   127,750

           Cybercafe equipment, leasing and furnishings       225,000

           Working capital                                      22,250

          (1) The Company is seeking an underwriter for the Offering but as of the date hereof has not located or entered into any agreements for such underwriter. If the Company locates an underwriter, it expects to pay a sales commission equal to 10% of the sales price of the Units.

           The foregoing represents the Company's best estimate of its allocation of the proceeds from the Offering based upon its current business plan, operations and assumptions. The amounts actually expended for each purpose set forth above may vary significantly. Future events, including changes in economic or competitive conditions or the Company's business and results of the Company's sales and marketing activities, may make shifts in the allocation of such proceeds. In light of such changing events, assumptions or operations, Management of the Company may in its sole discretion to use the proceeds of the Offering for other applications.

          The Company anticipates that the net proceeds from the Offering, in addition to the capital raised from earlier sale of its securities, plus revenues from any exercise of the Warrants and from operating revenues, should be sufficient to fund the Company's contemplated operations for the 12 months following the Effective Date. In the event that the Company does not receive the expected revenues from operations or exercise of Warrants, then it may be required to seek additional financing prior to the expiration of such 12-month period. The ability of the Company to generate revenues from operations will be dependent upon developing public interest in the Company and sales of its computer hardware/software, use of its consulting services and retention of clients for its Internet services. There can be no assurance that the Company will be successful in generating such interest.


                                 DILUTION

          Purchasers of the Units may experience immediate and substantial dilution in the value of the Common Stock contained in such Unit. Dilution represents the difference between the initial public offering price per share paid by the purchasers in the Offering and the net tangible book value per share immediately after completion of the Offering. Net tangible book value per share represents the net tangible assets of the Company (total assets less total liabilities), divided by the number of shares of Common Stock outstanding.

          At September 30, 1997, the Company had a net tangible book value of $100,305 or $.04 per share. Assuming sale of all the Company Units at $2.50 per Company Unit (and further assuming no exercise of any Warrants and taking into consideration expenses of the offering), the net tangible book value of the Company would be $1,145,405 or $.25 per share. This represents an immediate dilution to investors in the Offering of $2.25 per share and the aggregate increase in net tangible book value to present shareholders of $.21 per share. The following table illustrates such effect:

  Initial public price per Unit                                          $2.50
    Net tangible book per share value before Offering            $.04
    Increase per share attributable to
               new investors                                    $0.21
  Net tangible book value per share after Offering                       $0.25

  Dilution per share to new investors                                    $2.25


                                   BUSINESS

General

          The Company targets small and medium sized businesses and professionals in the Pacific Northwest to assist in building for such clients communication networks from keyboard to Internet connection. The
Company will plan and construct a network system within each physical office site of a client company (intranet system) allowing such company's employees to use groupware and the central file server to set up shared databases and to work on shared documents, exchange intra-office mail and maintain a central information base. The Company will connect the intranet systems of a client company to form an internet system for that client. In addition, an internal website will be setup to disseminate information company-wide. The Company will provide access to the Internet for each client company, including access for the network, each intranet system and individual accounts. The Company provides value-added services to its Internet services that allows it to be a single source for regional businesses.

          The Company focuses on providing the expertise and equipment necessary to establish intra-office networking communications and on providing access, information, assistance and services to its customers to encourage their introduction and usage of the Internet. The Company intends to concentrate on the Pacific Northwest, commencing operations in Portland, Oregon with expansion into the Seattle, Washington and Boise, Idaho markets planned. The Company intends to market its services through print advertisements, customer referrals and other marketing activities.

PRESENT OPERATIONS

            The Company currently has 230 customers including 174 dial up accounts, 11 dedicated connections, 44 virtual server accounts and one colocated server. The Company receives monthly an aggregate of $7,850 from such accounts for the services provided to such clients including dial-up access, dedicated connections, web and e-mail services. The Company is just initiating its other services, including hardware and software consulting, intranet design and installation, software and hardware sales and the cybercafe and as of the date hereof has not received revenues from these services.

INDUSTRY BACKGROUND

          The Internet is a collection of computer networks linking millions of public and private computers around the world. Historically, the Internet was used by government agencies and academic institutions to exchange information, publish research and transfer e-mail. A number of factors, including the proliferation of communication-enabled personal computers, the availability of intuitive graphical user interface software and the wide accessibility of an increasingly robust network infrastructure, have combined to allow users to easily access the Internet and, in turn, have produced rapid growth in the number of Internet users.

          The emergence of the World Wide Web, the graphical, multimedia environment of the Internet, has resulted in the development of the Internet as a new mass communications medium. The ease and speed of publishing, distributing and communicating text, graphics, audio and video over the Internet has led to a proliferation of Internet-based services, including chat, online magazines, news feeds, interactive games and a wealth of educational and entertainment information, as well as to the development of online communities. In addition, the reduced cost of executing transactions over the Internet provides individuals and organizations with a new means to conduct business.

BUSINESS PLAN

        The Market.

        The Company markets its services to the small to medium -ized business which may range from the single professional to a company with about 150 networked computers. As companies make use of the communication and information resources of computers, the demand for Internet access and World Wide Web sites and the varies uses of such resources is increasing. A number of Internet access providers have emerged to service this demand primarily in the larger metropolitan areas. However, large areas of rural Oregon, Washington and Idaho are still without Internet access or access is limited to a very few choices of Internet providers.

          The Company intends initially to serve primarily the Portland metropolitan area with service to certain of the rural Oregon areas. The Portland metropolitan area has a population of approximately 1,700,000 and is home to over 49,000 businesses. The Company intends to establish its office in Portland on a fiberoptic network with local private fiber companies. The Portland location will be used for connecting centrally located businesses in the Pacific Northwest.

          After its initial phase, the Company intends to expand its services to Seattle, Washington which has a population of more than 3,000,00. In its third phase, the Company intends to expand its services to the Boise, Idaho metropolitan area which has a population of approximately 375,000 with approximately 23,000 businesses.

          Equipment and Staff.

          Charles Powers, the Company's president, also serves as general manager. Each POP location established by the Company will be staffed by one network engineer and one sales manager.
The Portland office will have one technical support specialist for every 750 accounts. Each location will be equipped with one router and one Ascend
Max 4004 per every 720 dial-in users. The Company's dial-in capacity is 10 users per each incoming line equivalent (23 channels, or line equivalents, are in teach T1 PRI). Each Ascend Max can handle three T1 PRIs. There is one T1 PRI in every 230 dial-in users. There will be one T3 at each location out to the Internet and one T3 between each location. Each network will have multiple T1 connections to the Internet, the number of which will be determined by the bandwidth requirements of the subscriber base. The Internet T1s will be connected to a variety of carriers: Electric Lightwave, Sprint, MCI and UUNET as the primary carriers. This will ensure uninterrupted service if any one carrier should suffer disconnection.

          The Company anticipates a monthly growth of approximately 50 dial-up accounts, five dedicated connections, fifteen virtual server accounts and one-half colocation accounts. However, no assurances can be given that the Company will achieve this growth rate or that it will grow at all. The Company's expenses are proportionate to the number of accounts obtained. The Company intends to attract customers by its emphasize on customer satisfaction to ensure that (i) customers do not get busy signals when attempting to dial in to the Internet (ii) customers will not find throughput to be slow because of inadequate bandwidth and (iii) customers will be able to get responsive and effective technical support.

PRODUCTS AND SERVICES

          The Company's offers products in four general areas: connections, value-added services, hardware/software and consulting services, and cybercafes.

          Connections.

          The Company offers connections that range from casual dial-up through T1 dedicated connections, with the greatest emphasis on ISDN (Integrated Services Digital Network) and frame relay connections. The broad range of connection services assures the Company that it will meet the needs of small and medium-sized businesses. The Company's connections services consist primarily of the following:

             * Dial-on-demand modem (speeds up to 56 kbps) and ISDN (one or two b channel) accounts;
             * Dedicated modem (speeds up to 56 kbps) and ISDN (one or two b channel);
             *        Dedicated connections: frame relay, fractional
                      T1, and full T1.

         Other Internet providers offer similar connections at similar prices as offered by the Company, but the Company intends to meet such competition by ensuring that (i) the equipment is of the highest quality (ii) over-saturation of the connections is avoided (iii) the system is carefully monitored to ensure load balancing (iv) additional capacity is added when capacity is neared and (v) technical support is highly qualified and easily available.

         Value-Added Services. To increase the marketability and appeal of the Company as an Internet service provider, especially to businesses, the Company provides value-added services at a uniform quality and price throughout its service area. The Pacific Northwest region has relatively few Internet service providers ("ISPs") that offer value-added services and none of such ISPs promotes itself as a network service provider. The following is a list of the value added services offered by the Company:

             * Network engineering both internally (intranet) and externally (Internet) for small to medium-sized business;

             *        World Wide Web services including
                      multiplatform website development, server colocation, virtual server accounts and referrals to professional website developers;

             *        E-mail access including autoresponders,
                      majordomo mail lists, unlimited wildcard e-mail and host relay service. Each customer is provided a mailbox, or address, from which to send and receive e-mail.

             * Secure on-line real time transaction processing for credit card transactions;

             * Server colocation allowing a server to be hosted directly on the Company's ethernet to utilize its high-speed leased line resources; and

             *        Domain name service by the Company
                      registers and hosts a customer or a customer's client's domain name. Instead of "jsmith@Northwest.net," the user Joseph Smith may prefer the name "joe@smith.com." Or a business user may find greater marketing presence by having a domain name in the name of his business, such as "jsmith@acme.com." The Company charges a fee to assist in establishing unique domain names for customers and customers then pay an annual renewal fee to an Internet domain registration agency.

             * Business Web Sites. The Company provides space on its World Wide Web server for customers to publish their own web pages.

             * Full Internet access to all the standard Internet services including the World Wide Web, e-mail, file transference, USENET news bulletin boards, chat channels, and gopher servers.

          The Company charges a setup fee and a monthly or annual fee for each of these services.

HARDWARE/SOFTWARE SALES AND CONSULTING

          Hardware sales are closely tied to the Company's value-added services. The Company offers for sale the complete package of hardware, software and connection equipment required to create an intranet and/or intraclient internet system. The hardware and software offered by the Company includes the following:

             *        Network server technology incorporating
                      Windows NT or Unix designed to suite the needs of a client professional or company;

             * Networking hardware including 3Com, Cisco, Bay Networks, Intel, Ascend and Livingston products. These products provide technology for network connection from the network interface card to the leased line router;

             * Internet suites from FTP Software, Netscape, Microsoft and Netmanage. These companies offer the best in intranet and internet connectivity software.

             * Operating systems from Microsoft, SunSoft, Apple and IBM. This complements the Company's ability to offer custom-designed networks and servers. The operating systems will include Windows NT, Solaris, OS/2 and AIX;

             * Company-designed and implemented WebBox specifically for the small to medium-sized business. WebBox provides a total solution package for E-mail, web, FTP and DNS for any network platform, including Windows NT, MacOS and Unix.

           Consulting Services.

           The consulting services offered by the
Company integrate and facilitate the sales of the Company's hardware and software. The Company offers clients the expertise to customize, configure and build a network suited to such client's needs. The Company works with its clients to determine the intranet and intracompany internet networking needs and uses of each client. The Company designs specific intranet systems to work together as a larger intracompany internet system. The Company then builds, configures and installs the systems. Because the Company effects the entire process, the client is not left to attempt to integrate products or services from several suppliers. Because the Company designs and builds the system, each component is designed to work as part of the client's internet network. Such consulting services are a crucial part of the Company's product line and serve to set the Company apart from much of the competition.

CYBERCAFE

          A cybercafe is a physical store usually located in a prime shopping or business district offering a relaxed atmosphere in which customers can view and test the latest in computer hardware, software and Internet services. The Company's cybercafes will serve light beverages including coffees and beer. The cybercafes will feature classes and product demonstrations during the day and will feature low-key musical entertainment in the evening. Physical areas in the cybercafe can be rented for seminars or video conferencing. In each of the metropolitan areas in which the Company operates, it will locate a cybercafe designed to showcase the latest telecommunication business technology prominently featuring the Company's networking services and hardware/software equipment. As of the date hereof, the Company has not opened any cybercafes but is in the process of locating and negotiating leased space. The Company intends to use certain of the proceeds from this Offering to open its initial cybercafe in Portland, Oregon.

MARKETING

            The Company intends to engage a local advertising agency to market its products and services. The Company anticipates that such agency will develop a comprehensive marketing plan utilizing several different forms of media, including print, radio, television and the Internet. The Company intends to include in such marketing plan the use of regional and local trade shows and economic incentives to current customers to refer new customers. The Company believes that a key to success in the competitive market is to expand its customer base as rapidly as possible to establish a significant revenue base and to become entrenched as a regional network service provider in the Pacific Northwest. The Company plans to devote significant effort and financial resources on sales and marketing.

CLIENT BASE

          The Company currently has 230 customers located, primarily, from local word-of-mouth. The Company anticipates that it will significantly increase its client base once it begins advertising and once operations are fully commenced, including the cybercafe. However, there can be no assurance that the Company will be able to expand its client base or retain such client base as is already in place.

          The Company has established the following goals in order to increase its client base:

          Retain the Company's Existing Customers. The Company believes that its long-term success largely depends on maintaining customer satisfaction with its services. The Company plans to devote significant resources to enhancing its consulting services, its network operations capability, its World Wide Web site and its service offerings. In addition, the Company will continue to expand its technical support staff and enhance the staff's effectiveness.

          Develop Additional Service Offerings. The Company recognizes that the introduction of additional service offerings can serve not only to expand and maintain its customer base, but also, in certain instances, to enhance revenues. Accordingly, the Company has introduced a variety of services for business consumers, including business Web sites, high-speed ISDN communications capability and frame relay connections, each of which involve a monthly service charge plus set-up fees.

          Focus on Customer Needs. The Company seeks to help its customers derive meaningful benefits from utilizing an intra-office networking communication system, a central office data storage and a company-wide internet system. In addition, the Company seeks to help its clients utilize the extensive resources of the Internet.

          Technical Development and Service Enhancement. The Company places significant emphasis on expanding and refining its services to enhance its customers' computer experience. The Company's technical staff is engaged in a variety of technical development and service enhancement activities, including improvement of the functionality of the Company's software and reviewing new third-party software products for potential usage. The Company also regularly updates and expands the online services provided.

          Technical Support. The Company believes that reliable customer and technical support is critical to retaining existing and attracting new customers. The Company intends to offer well-trained and responsive technical support personnel. The Company intends to select such technical support personnel not only for technical knowledge but also for a strong positive attitude towards customers and customer service. The Company will provide in-depth training to ensure a high level of quality. The Company believes that such well-trained and customer responsive technical support will increase its competitive edge.

          In order to continue to improve its support services and to deliver those services in a more timely and cost-effective manner, the Company is currently expanding its call center facilities and installing new call management database software.

COMPETITION

          The Internet services market in which the Company operates is extremely competitive, and the Company expects competition in this market to intensify in the future. The Company's current and prospective competitors include many large companies that have substantially greater market presence and financial, technical, marketing and other resources than the Company. The Company competes (or in the future is expected to compete) directly or indirectly with the following categories of companies:
(i) national and regional ISPs, such as BBN, IDT, MindSpring, NETCOM,
PSINet and UUNET; (ii) established online services such as America
Online, CompuServe, Prodigy and the Microsoft Network; (iii) computer software and technology companies such as Microsoft; (iv) national telecommunications companies, such as AT&T, MCI and Sprint; (v) computer consulting services; and (vi) regional network service providers.

          The entry of new participants from these categories and the potential entry of competitors from other categories (such as computer hardware/software manufacturers) would result in substantially greater competition for the Company. The ability of these competitors or others to bundle services and products with Internet connectivity services could place the Company at a significant competitive disadvantage. Competition for active users of Internet services has intensified. There can be no assurance that the Company will be able to offset the adverse effect on revenues of any necessary price reductions resulting from competitive pricing pressures by increasing the number of its customers, by generating higher revenue from enhanced services, by reducing costs or otherwise. SEE "Risk Factors
-- Competition."

          The Company believes that its ability to compete successfully depends on a number of factors, including the Company's all-inclusive services package; market presence; the adequacy of the Company's customer and technical support services; the capacity, reliability and security of its network infrastructure; the ease of access to and navigation of the Internet provided by the Company's services and its value-added services; the pricing policies of the Company, its competitors and its suppliers; the timing of introductions of new services by the Company and its competitors; the Company's ability to support existing and emerging industry standards; and industry and general economic trends. There can be no assurance that the Company will have the financial resources, technical expertise or marketing and support capabilities to compete successfully.

          The Company is aware of several firms that compete with it in the Pacific Northwest in certain service areas. However, the Company is not aware of any single competitor that offers the same total package of services as the Company. The competition is primarily regionally based and single-function focused. Such competition includes: Spire Technologies, a network consulting firm specializing in architectural, engineering and civil engineering market; Transport Logic, a ISP focusing primarily on home users; Teleport, an ISP firm which offers dial-up and some World Wide
Web services; Sisna, a nationally-focused ISP with limited service to the Pacific Northwest; and CyberHighway, a general ISP company which emphasizes Internet access.

RESALE AGREEMENTS

          The Company is an authorized reseller of TechData, Merisel and Ascend products and has entered into resale agreements with such companies. In providing its services to client companies including the construction of intranet systems and Internet access, the Company does not utilize or distribute software for third party use and does not require any licenses or authorizations from such software manufacturers. In each case, the client company purchases its own copy of any required software needed by the Company to establish its system (whether through the Company or through a third-party vendor). This provides the client company with current and applicable warranties and guarantees for such software.

GOVERNMENT REGULATION

          The Company provides client company internet services and the Internet services, in part, through data transmissions over public telephone lines. These transmissions are governed by regulatory policies establishing charges and terms for wire line communications. The Company currently is not subject to direct regulation by the FCC or any other governmental agency, other than regulations applicable to businesses generally. However, in the future the Company could become subject to regulation by the FCC or another regulatory agency as a provider of basic telecommunications services. For example, a number of long distance telephone carriers recently filed a petition with the FCC seeking a declaration that Internet telephone service is a "telecommunications service" subject to common carrier regulation. Such a declaration, if enacted, would create substantial barriers to the Company's entry into the Internet telephone market. The
FCC has requested comments on this petition, but has not set a deadline for issuing a final decision. Also, a number of local telephone companies have asked the FCC to levy access charges on "enhanced service providers," which may be deemed to include ISPs. Although the Chairman of the FCC has indicated his opposition to levying service charges against ISPs, local interconnection charges could be levied in the future. Moreover, the public service commissions of certain states are exploring the adoption of regulations that might subject ISPs to state regulation.

          The recently enacted Telecommunications Act of 1996 contains certain provisions that lift, or establish procedures for lifting, certain restrictions relating to the regional Bell operating companies' ("RBOC") ability to engage directly in the Internet access business. The Telecommunications Act also makes it easier for national long distance carriers such as AT&T to offer local telephone service. In addition, the Telecommunications Act allows the RBOCs to provide electronic publishing of information and databases. Competition from these companies could have an adverse effect on the Company's business. The Telecommunications Act also imposes fines on any entity that knowingly (i) uses any interactive computer service or telecommunications device to send obscene or indecent material to minors; (ii) makes obscene or indecent material available to minors via an interactive computer service; or (iii) permits any telecommunications facility under such entity's control to be used for the purposes detailed above. The standard for determining whether an entity acted "knowingly" has not yet been established. SEE "RISK FACTORS--Government Regulation".

RECENT TRANSACTIONS

          From March 13, 1997, until November 30, the Company sold
170,400 shares of its Common Stock pursuant to Rule 506 of Regulation D of the General Rules and Regulations of the Commission at $1.25 per share for aggregate sale proceeds of $150,500. Investors in such private placement have registered their securities herein for sale by such holder. SEE "CONCURRENT SALES BY SELLING SECURITYHOLDERS".


              MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

          The Company is a newly organized development-stage company, the objective of which is to offer a complete package of consulting, configuration, installation and maintenance of intranet networking services, customer internet networking services and Internet service provider services to small and mid-sized businesses in the Pacific Northwest.

RESULTS AND PLAN OF OPERATION

          The Company currently has 230 customers including 174 dial up accounts, 11 dedicated connections, 44 virtual server accounts and one colocated server. The Company receives monthly an aggregate of $7,850 from such accounts for the services provided to such clients including dial-up access, dedicated connections, web and e-mail services. The Company is just initiating its other services, including hardware and software consulting, intranet design and installation, software and hardware sales and the cybercafe and as of the date hereof has not received revenues from these services.

          The Company has completed the initial phase of its planned development into the Portland, Oregon market. The Company intends to expand into the Seattle, Washington and Boise, Idaho markets in 1998.

LIQUIDITY AND CAPITAL RESOURCES

           The Company has used the proceeds from the sale of its securities for payment of operating costs to date. The Company has begun receiving revenues from its Internet services as described above and anticipates such revenues to increase with expansion of the Company's infrastructure. The Company anticipates receiving revenues from its other services as completes development of those operations.


                                  MANAGEMENT

OFFICERS AND DIRECTORS

      The officers and directors of the Company are as follows:

             Name                                        Title

             Charles H. Powers                           President, Director
             Michele E. Powers                           Secretary
             Julia S. Mower                              Director


           Directors of the Company hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The By-laws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until a successor is elected and qualified.

          The principal occupation and business experience for each officer and director of the Company for at least the last five years are as follows:

          CHARLES H. POWERS, 36, serves as President and director of the Company. From 1996 to the present, Mr. Powers was owner and president of Northwest Power.com, Clackamas, Oregon, a company providing dial-up Internet connections for individuals and businesses, with assistance to subscribers for connectivity problems. From 1994 to 1996, Mr. Powers served as Staff Accountant for James H. Richardson, CPA, Portland,
Oregon where he focused on small corporate and individual tax matters including preparation of returns, planning and long-range strategies and representation before the IRS and ODR. In 1992 and 1993, Mr. Powers served as a teacher in the Portland, Oregon school system. From 1985 to 1990, Mr. Powers served in the United States Army primarily in Germany where he served as a nuclear weapons specialist and public relations specialist. In June, 1985, Mr. Powers received his A.S. degree in business from Mt. Hood College, Gresham, Oregon, and in 1986 his Bachelor of
Science degree, cum laude, from Portland State University. Mr. Powers received his post-baccalaureate accounting certificate from Portland State University in June, 1994 and passed the Uniform Certified Public Accountant's Exam in May, 1994.

         MICHELE E. POWERS, 38, serves as Secretary and a director of the Company. From 1990 to present, Ms. Powers has been employed by the Clackamas School District in Milwaukie, Oregon as a middle school science teacher. Ms. Powers received her Bachelor of Science degree in Education from Portland Sate University in 1986.

         JULIA S. MOSER, 58, serves as a director of the Company. Since 1988, Ms. Moser has been employed by Pozzi, Wilson & Atchison, LLP, as a bookkeeper.

RELATIONSHIP OF DIRECTORS AND OFFICERS

         Michele E. Powers, a director and Secretary of the Company, is the wife of Charles H. Powers, a director and President of the Company. Ms. Moser is the mother of Michele Powers.

EMPLOYEES

           The Company offers specialty "high-tech" services and therefore requires the services of highly qualified technical personnel. The Company utilizes the services of employment agencies specializing in "high-tech" and computer professionals in locating potential employees.

REMUNERATION

        Directors and officers of the Company may receive compensation as determined by the Company from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Following commencement of operations, the Company expects to pay salaries to its officers, as may be determined by the Board of Directors. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors.

TIME DEVOTED TO COMPANY OPERATIONS

        Mr. Powers, President of the Company, is devoting all his working time to the affairs of the Company.

EMPLOYMENT AGREEMENTS

             The Company has not entered into employment agreements with any of its officers or employees. All key employees serve in their positions until further action of the President of the Company or the Board of Directors.

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND
AGENTS

          The Certificate of Incorporation and Bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

             Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

               The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

             The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING
UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE
PERMITTED TO DIRECTORS, OFFICERS OR PERSONS
CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING
PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND
EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS
AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS
THEREFORE UNENFORCEABLE.


                             SECURITY OWNERSHIP OF CERTAIN
                           BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information as of the Effective Date of this Prospectus regarding the beneficial ownership of the Company's Common Stock, including rights to any Common Stock exercisable within six months of the date hereof, by each officer and director of the Company and by each person who owns in excess of five percent of the Company's Common Stock.

[/TABLE]
[CAPTION]
                         Shares of Common      Percentage Percentage
Name, Position and       Stock Beneficially    Class Before       of Class
Address                  Owned                 Offering(1)        Offering(1)
[S]                      [C]                   [C]                [C]

Charles H. Powers(2)     3,079,600             76.9%               67.3%
12811 SE Bryn Street
Clackamas, Oregon 97015

Thornbury Capital
Corporation(3)           1,500,000             30%                 0
1504 R Street, N.W.
Washington, D.C. 20009

All Officers, Directors  3,079,600             76.9%               67.3%
and Shareholders as a Group
(1 Person)
_____________

(1) Based on 4,000,000 shares of Common Stock outstanding prior to the Offering and 4,500,000 shares of Common Stock outstanding after the Ofering..
(2) Mr. Powers also holds 2,000,000 shares of Preferred Stock designated to provide one vote per share on all matters on which shareholders are entitled to vote; if included in the percentage table above, such 2,000,000 shares would give Mr. Powers 84.6% of the outstanding voting control before the Offering and 77.3% after the Offering, including both common and preferred shares. Mr. Powers is also a Selling Securityholder.
(3) Includes 500,000 Distribution Shares and Distribution Warrants exercisable within 6 months of the date hereof for 1,000,000 Shares.



                     CONCURRENT SALES BY SELLING SECURITYHOLDERS

          The Selling Securityholders are offering (i) 500,000 Distribution Units to be distributed by the holder thereof to its shareholders, each Distribution Unit consisting of one Distribution Share and two Distribution Warrants; (ii) 1,000,000 shares of Common Stock underlying the
Distribution Units; and (iii) 470,400 shares of Common Stock held by certain securityholders of the Company. Each Distribution Warrant entitles the holder to purchase one share of the Company's common stock at a price equal to 75% of the average closing inside bid of the securities on the last business day prior to exercise. Distribution Warrants are callable on thirty days notice by the Company at a redemption price of $.0001 per Distribution Warrant, unless exercised by the holder during the call period. The Distribution Warrants are detachable from the Common Stock in regard to which they are issued, and will trade separately from the Common Stock. The amount of discounts or commissions, if any, which may be paid by the Selling Securityholders on the sale of their securities registered herein is not now known.

          The Distribution Units held by Thornbury Capital Corporation ("Thornbury Capital"), one of the Selling Securityholders, will be distributed by Thornbury Capital to its shareholders as a stock dividend. Thornbury Capital will not receive any payment for distribution of such securities.

          The Company is applying for admission to the NASD OTC Bulletin Board for the Common Stock; however, there can be no assurance that such Common Stock will be so listed. SEE "RISK FACTORS--Absence of Trading Market" and "DESCRIPTION OF SECURITIES--Admission to
Quotation on the Nasdaq SmallCap Market or NASD OTC Bulletin Board".

           All the Selling Securityholders Securities registered herein are expected to become tradeable and/or exercisable on or about the date of this Prospectus subject to the terms of an agreement with the Company with certain Selling Securityholders restricting the transferability thereof until six months following the Effective Date. SEE "DESCRIPTION OF
SECURITIES--Lock-Up Agreement".

          The freely tradeable shares of the Common Stock (the "public float") upon effectiveness of the Registration Statement of which this Prospectus is a part and upon consummation of the transactions contemplated herein
(other than exercise of the Warrants) will be 1,470,400 shares of Common Stock, of which 970,400 are to be sold or distributed by the Selling Securityholders. In addition, if the Company Warrants and Distribution Warrants are exercised, there will be an additional 1,500,000 freely tradable shares of Common Stock.

           The following table sets forth the beneficial ownership of the securities of the Company held by each person who is a Selling
Securityholder and by all Selling Securityholders as a group.

                                                 Percent of Stock Owned
Name and Address                                 --------------------------
of Beneficial Owner            Common             Prior to            After
                               Stock              Offering            Offering
Strategic Capital
Sources, Corp.                 250,000            6.2%                 0%
1068 W. Pico Blvd.
Suite 300
Los Angeles, California
90064

Charles H. Powers(3)           3,079,600          76.9%                 68.5%
12811 SE Bryn Street
Clackamas, Oregon 97015

Wallace & Shirley Watts        4,000              *                     0%
483 E. Hemmi Road
Lynden, Washington  98264

Germaine Hoffman                20,000            *                     0%
4936 Perrine Drive
Jacksonville, Florida  32210

Robert & Dolores Pfenning       12,000            *                     0%
10503 231 Street S.W.
Edmonds, Washington  98020

Spencer Raymond                 4,000             *                     0%
183 Lake Street
Glencoe, Illinois  60022

Don & Billie McKee              8,000             *                     0%
807 4th Street
Anacortes, Washington  98221

Alex Bornstein                  78,400            1.9%                  0%
1231 SW Orchard Hill Road
Lake Oswego, Oregon  97035

Mike Plaso                      4,000              *                    0%
10902 W. Exposition Drive
Lakewood, Colorado  80226

Ralph Hueah                     8,000              *                    0%
2342 Crestway Court
Belvidere, Illinois  61008

Clarence Mikolichek             8,000              *                    0%
Box 48 300 W. Main
Silver Lake, Minnesota  55381

Dan Nutter                      8,000              *                     0%
6210 Jay Road
Montrose, Colorado  81401

Wilbur Guell                    8,000              *                     0%
133 Penna Street
Fond Du Lac, Wisconsin  54935

George Broughton                8,000              *                     0%
72 Norma Court
Camarillo, California  93010

Thornbury Capital
Corporation (4)                 500,000            12.5%                 0%
1504 R Street, N.W.
Washington, D.C. 20009

All Selling Securityholders                        100%                  67.3%
               as a Group

(1)          Based on 4,000,000 shares of Common Stock outstanding.
(2)          Based on 4,500,000 shares of Common Stock outstanding.
(3) Mr. Powers is the owner of 3,079,600 Shares and is offering 50,000 Shares for sale as a Selling Securityholder.
(4) Thornbury Capital Corporation intends to distribute its Distribu-tion Units, each Distribution Unit consisting of one Distribution Share and two Distribution Warrants to its current shareholders as a stock dividend and will not receive payment for such distribution. The calculations above do not give effect to the 1,000,000 Distribution Warrants held by Thornbury Capital.

          In the event the Selling Securityholders receive payment for the sale of their securities, the Company will not receive any of the proceeds of such sales. The Company is bearing all expenses in connection with the registration of the Selling Securityholders' Shares offered by this Prospectus.


                           DESCRIPTION OF SECURITIES

AUTHORIZED CAPITAL

          The total number of authorized shares of stock of the Company is one hundred million (100,000,000) shares of Common Stock having a par value of $.0001 per share and twenty million (20,000,000) shares of non-designated preferred shares.

INCORPORATION

          The Company was originally incorporated in 1997 in Oregon and reincorporated in the state of Delaware in December, 1997. The Company's Certificate of Incorporation, By-Laws and corporate governance, including matters involving the issuance, redemption and conversion of securities, are subject to the provisions of the Delaware General Corporation Law, as amended and interpreted from time to time.

COMMON STOCK

          The Company's Articles of Incorporation authorize the issuance of 100,000,000 shares of Common Stock, $.0001 value per share, of which 4,000,000 shares were outstanding prior to the commencement of this Offering of its securities.

          Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock do not have cumulative voting rights. Holders of Common
Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered by the Company pursuant to this offering will be, when issued and delivered, fully paid and non-assessable.

          Holders of Common Stock have no preemptive rights to purchase the Company's Common Stock. There are no conversion or redemption rights or sinking fund provisions with respect to the Common Stock.

          All outstanding shares of Common Stock are validly issued, fully paid and nonassessable, and all Shares to be sold and issued as contemplated hereby will be fully paid and nonassessable when sold in accordance with the terms hereof and pursuant to a valid and current prospectus. The Board of Directors is authorized to issue additional shares, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

REGISTRATION RIGHTS

          The Company recently completed the sale of 170,400 shares of its Common Stock. The holders of these shares have the right to have such shares registered for free trading in the Registration Statement of which this Prospectus is a part. SEE "SELLING SECURITYHOLDERS".

LOCK UP AGREEMENT

          Certain of the Selling Securityholders have entered into a lock-up agreement with the Company providing that the securities registered herein held by such Selling Securityholder will not be transferred, sold, assigned, pledged, hypothecated, distributed or otherwise disposed of, directly or indirectly, for a period of six months following the Effective Date hereof. At the expiration of such period, the securities held by such Securityholder will no longer be restricted from transfer and will become freely tradeable pursuant to the registration of such securities herein.

PREFERRED STOCK

          The Company's Certificate of Incorporation authorize the issuance of 20,000,000 shares of Preferred Stock, $.0001 par value per share, of which 2,000,000 have been designated and issued. The designation of such issued Preferred Stock provides that each such share of Preferred Stock will have one vote on all matters on which shareholders are entitled to vote. Charles
H. Powers, the President and a director of the Company, is the holder of Preferred Stock and, in combination with the shares of Common Stock owned by him, has voting control of 84.6% of the Company's outstanding stock prior to the Offering and 77.3% of the Company's outstanding stock after the Offering. Preferred Stock provides for liquidation and dividend preference, if any dividends were to be declared by the Board of Directors.

         In the case of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of shares of Preferred Stock are entitled to receive the liquidation preference before any payment or distribution is made to the holders of Common Stock or any other series or class of the Company's stock hereafter issued that ranks junior as to liquidation rights to the Preferred Stock, but holders of the shares of the Preferred Stock will not be entitled to receive the liquidation preference of such shares until the liquidation preference of any other series or class of the Company's stock hereafter issued that ranks senior as to liquidation rights to the Preferred Stock ("senior liquidation stock") has been paid in full. The holders of Preferred Stock and all series or classes of the Company's stock hereafter issued that rank on a parity as to liquidation rights with the Preferred Stock are entitled to share ratable, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation preference of the senior liquidation stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon. After payment in full of the liquidation preference of the shares of the Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Company. Neither a consolidation or merger of the Company with another corporation, nor a sale or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.

         The Board of Directors is authorized to provide for the issuance of additional shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of Preferred
Stock so issued would have priority over the Common Stock with respect to dividend or liquidation rights. Any future issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of Common Stock. At present, the Company has no plans to issue any Preferred Stock nor adopt any series, preferences or other classification of Preferred Stock.

ADDITIONAL INFORMATION DESCRIBING STOCK

           The above descriptions concerning the Common and Preferred Stock of the Company do not purport to be complete. Reference is made to the Company's Certificate of Incorporation and By-Laws which are included in the Registration Statement of which this Prospectus is a part and which are available for inspection at the Company's offices. Reference is also made to the applicable statutes of the State of Delaware for a more complete description concerning rights and liabilities of shareholders.

COMPANY WARRANTS

         The following is a summary of certain provisions of the Company Warrants, but such summary does not purport to be complete and is qualified in all respects by reference to the Warrant Agreement filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Company has issued Warrants to purchase 500,000 shares of Common
Stock contained in the Units offered hereby. The Company Warrants contained in the Units may be separately transferred immediately upon the Effective Date hereof.

         Each Company Warrant entitles the holder thereof to purchase one share of Common Stock at a per share exercise price of 75% of the Common Stock per share market price at the time of such exercise, subject to adjustment from time to time, for a period of 12 months commencing on the date of grant of such Warrant provided that at such time a current prospectus relating to the underlying Common Stock is in effect and the underlying Common Stock is qualified for sale or exempt from qualification under applicable state securities laws. If at the time of exercise of such Company Warrant, no market price exists for the Common Stock then the per share exercise price shall be $2.50. The exercise price and maturity date of the Company Warrants are subject to adjustment at the discretion of the Company.

         The Warrants are subject to redemption by the Company commencing one year from the date of this Prospectus at a price of $.05 per Warrant on 30 days' written notice if the average closing bid price of the Common Stock for 30 consecutive trading days ending within 15 days of the notice of redemption averages in excess of $8.00 per share (subject to adjustment).

DISTRIBUTION WARRANTS

         A certain Selling Shareholder is distributing to its shareholder 500,000 Distribution Units held by it, each Distribution Unit consists of one Distribution Share and two Distribution Warrants. Each Distribution
Warrant entitles the holder to purchase one share of the Company's
Common Stock at a price equal to 75% of the average closing inside bid of the Common Stock on the last business day prior to exercise. Distribution Warrants are callable on thirty days notice by the Company at a redemption price of $.0001 per Warrant, unless exercised by the holder during the call period. The Distribution Warrants are detachable from the Common Stock in regard to which they are issued, and will trade separately from the common stock.

ADMISSION TO QUOTATION TO NASDAQ SMALLCAP MARKET
AND NASD OTC BULLETIN BOARD

         To qualify for admission to quotation on the Nasdaq SmallCap
Market, an equity security must, in relevant summary, (1) be registered under the Securities Exchange Act of 1934; (2) have at least three registered and active market makers, one of which may be a market maker entering a stabilizing bid; (3) for initial inclusion, be issued by a company with $4,000,000 in net tangible assets, or $50,000,0000 in market capitalization, or $750,000 in net income in two of the last three years (if operating history is less than one year than market capitalization must be at least $50,000,000); (4) have at a public float of at least 1,000,000 shares with a value of at least $5,000,000; (5) have minimum a bid price of $4.00 per share; and (6) have at least 300 beneficial shareholders.

         If a company's securities do not qualify for admission to quotation on the Nasdaq SmallCap Market they will trade over-the-counter until such future time, if any, at which the securities qualify for admission to quotation on the Nasdaq Stock Market and the Company then applies.

         The Company is applying for listing of the Shares on the NASD
OTC Bulletin Board. The over-the-counter market differs from national and regional stock exchanges in that it (1) is not cited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for listing on the NASD OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor such a Company listing.

TRADING OF SHARES

         There are no outstanding options, warrants to purchase, or securities convertible into, the shares of the Company. The Company does not have any other public offerings in process or proposed.

TRANSFER AGENT AND REGISTRAR

        The Company will initially be the registrar and transfer agent for the Shares.

REPORTS TO SHAREHOLDERS

           The Company will furnish to holders of the Shares annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. The Company may issue other unaudited interim reports to its shareholders as it deems appropriate.


                             PLAN OF DISTRIBUTION

         The Company will receive proceeds from the sale of the Company
Units aggregating $1,250,000 and from the exercise of the Company
Warrants, if any. The Company will attempt to locate an underwriter for the sale of the securities. As of the date hereof, the Company has not located any such underwriter and there can be no assurance that the Company will be able to locate an underwriter to sell its securities. In such event, the securities will be offered on a "best efforts" basis through the Company's officers and directors. No sales commission will be paid to any officer or director of the Company. The Company will reimburse its officers and directors for expenses incurred in connection with the offer and sale of the Securities. In order to comply with the applicable securities laws, if any, of certain states, the Securities will be offered or sold in such states through registered or licensed brokers or dealers in those states.

         The Company will not receive the proceeds of any sale of securities by the Selling Securityholders pursuant to this Prospectus. The Selling Securityholder securities may be sold to purchasers from time to time directly by and subject to the discretion of the Selling Securityholders. The Selling Securityholders may from time to time offer their securities for sale through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the securities for whom they may act as agents. Any underwriters, dealers or agents who participate in the distribution of the securities may be deemed to be "underwriters" under the 1933 Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the 1933 Act.

         At the time a particular offer is made by or on the behalf of the Selling Securityholders, a Prospectus, including any necessary supplement thereto, will be distributed which will set forth the number of shares of Common Stock and other securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the Securities purchased from the Selling Securityholders, any discounts, commissions and other items constituting compensation from the Selling Securityholders, any discounts, commissions or concessions allowed, reallowed or paid to dealers, and the proposed selling price to the public.

           The securities sold by the Selling Securityholders may be sold from time to time in one or more transactions: (i) at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale or (ii) at prices otherwise negotiated at the time of sale. Such prices will be determined by the Selling Securityholders or by agreement between the Selling Securityholders and any underwriters.

         In order to comply with the applicable securities laws, if any, of certain states, the securities will be offered or sold in such states through registered or licensed brokers or dealers in those states. In addition, in certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which the Company has complied.

         Under applicable rules and regulations promulgated under the Exchange Act, any person engaged in a distribution of securities may not simultaneously bid for or purchase securities of the same class for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder in connection with transactions in Shares during the effectiveness of the Registration Statement of which this Prospectus is a part.

         The securities held by Thornbury Capital Corporation ("Thornbury Capital"), one of the Selling Securityholders, consisting of 500,000 Units, each Unit consisting of one Distribution Share and two Distribution Warrants will be distributed by Thornbury Capital to its shareholders in a stock dividend. Thornbury Capital will not receive any payment for distribution of such securities.

         The Company will pay all of the expenses incident to the registration of the Shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.


                              LEGAL MATTERS

LEGAL PROCEEDINGS

          The Company is not a party to any litigation and Management has no knowledge of any threatened or pending litigation against the Company.

LEGAL OPINION

         Cassidy & Associates, Washington, D.C. has given its opinion as attorneys-at-law that the Shares, when sold pursuant to the terms hereof will be fully paid and non-assessable. James M. Cassidy, a principal of Cassidy
& Associates, is an officer and director of Thornbury Capital, a Selling Securityholder, and has a controlling shareholder of First Agate Capital Corporation, a majority shareholder of Thornbury Capital.


                                 EXPERTS

             The financial statements in this Prospectus have been included in reliance upon the report of Betty E. Veveiros, Certified Public Accountants, and upon the authority of such firm as expert in accounting and auditing.

                         NORTHWEST PACIFICA, INC.
                       AUDITED FINANCIAL STATEMENTS
                         FOR THE NINE MONTHS ENDED
                             SEPTEMBER 30, 1997

                            BETTY E. VEVEIROS, CPA
                            14670 SE SUNNYSIDE RD.
                           CLACKAMAS, OREGON  97015
                                 503-658-5466

                                    INDEX



AUDITOR'S REPORT                                           F-2

BALANCE SHEET                                              F-3

STATEMENT OF INCOME (LOSS)                                 F-5

STATEMENT OF CHANGES IN
  RETAINED EARNINGS                                        F-7

STATEMENT OF CASH FLOWS                                    F-8

NOTES TO FINANCIAL STATEMENTS                              F-9

                                   BETTY E. VEVEIROS
                             CERTIFIED PUBLIC ACCOUNTANT
                                14670 SE SUNNYSIDE RD.
                               CLACKAMAS, OREGON  97015
                                    (503) 658-5466

To the Shareholders
Northwest Pacifica, Inc.
Clackamas, Oregon


I have audited the accompanying interim balance sheet of Northwest Pacifica, Inc. as of September 30, 1997 and the related interim statements of income (loss), changes in retained earnings, and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform my audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit of the financial statements provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above presents fairly, in all material respects, the financial position, results from operations and cash flows of Northwest Pacifica, Inc. as of September 30, 1997 in conformity with generally accepted accounting principles.



Betty E. Veveiros, CPA
November 6, 1997

                                        F-2
                  See Accompanying Notes and Accountant's Report

                               Northwest Pacifica, Inc.
                                   Balance Sheet
                    For the Nine Months Ended September 30, 1997

ASSETS                                             Nine Months
                                                 Sept. 30, 1997

Current Assets

Cash in bank                                         $15,940.19
Accounts receivable                                    3,524.52
Deferred income taxes                                  2,653.28
Deposits                                                 400.00
                                                       --------
             Total Current Assets                     22,517.99

Fixed Assets

Software                                                5,974.00
Hardware                                               55,623.96
Less:
Accumulated depreciation                               (6,097.62)

             Net Fixed Assets                           55,500.34

Other Assets

Securities held for investment                          25.000.00
                                                        ---------

             TOTAL ASSETS                             $103,018.33
                                                      -----------
                                                      -----------


                                     F-3
               See Accompanying Notes and Accountant's Report

                            Northwest Pacifica, Inc.
                                 Balance Sheet
                 For the Nine Month Ended September 30, 1997


LIABILITIES & EQUITY                                  Nine Months
                                                   Sept. 30, 1997
                                                   --------------
Current Liabilities

Accounts payable                                        $2,013.68
Payroll liabilities                                        641.76
Deferred tax liability                                      57.76

             Total Current Liabilities                   2,713.20
                                                         --------

Total Liabilities                                        2,713.20


Equity

Common stock                                           109,993.37

2,500,000 shares, 1,545,500 outstanding

Current Income (Loss)                                   (9,688.24)
                                                        ----------
             Total Equity                               100,305.13
                                                        ----------

TOTAL LIABILITIES & EQUITY                              103,018.33
                                                        ----------
                                                        ----------

                See Accompanying Notes and Accountant's Report

                           Northwest Pacifica, Inc.
                          Statement of Income (Loss)
                  For the Nine Months Ended September 30, 1997


Income                                                 Nine Months
                                                    Sept. 30, 1997


Collocation                                                $487.50
Consulting                                                  290.00
Dial-up                                                  23,294.92
Dedicated lines                                          13,662.80
DNS                                                         450.00
E-Mail                                                      808.75
Equipment Sales                                             175.00
Setup fees                                                3,095.00
Virtual server                                            9,400.95
                                                          --------

              Gross Income                               51,664.92

Cost of Sales
             News server                                    224.00
             Leased lines                                20,974.35
             Dedicated modem lines                          857.38
             IP fees                                      9,000.00
                                                          --------
             Total Cost of Sales                         31,055.73
                                                         ---------

Gross Profit                                            $20,609.19

            See Accompanying Notes and Accountant's Report

                       Northwest Pacifica, Inc.
                      Statement of Income (Loss)
             For the Nine Months Ended September 30, 1997


Expenses                                                Nine Months
                                                        Sept. 30, 1997

Advertising                                                  1,645.00
Bank charges                                                   169.75
Insurance                                                      226.00
Legal and professional                                         250.00
Office                                                       1,759.30
Officer's salary                                            18,775.00
Payroll taxes                                                2,156.63
Rent                                                         1,440.00
Telephone                                                      100.72
Licenses and permits                                           300.00
Bad debts                                                       24.95
                                                             --------

             Total Expense                                  26,847.35

Net Ordinary Income                                         (6,238.16)

Other Income (Expense)

Interest Income                                                 52.02
Depreciation Expense                                        (6,097.62)

             Net Other Income (Expense)                     (6,045.60)

Net Income (Expense)
      Before Income Taxes                                  (12,283.76)
Income Tax (Expense) Benefit

Current                                                      2,653.28
Deferred                                                       (57.76)

             Total Income Tax (Expense) Benefit              2,595.92

             Net Income (Loss)                            $ (9,688.24)
                                                          ------------
                                                          ------------
                                   F-6

            See Accompanying Notes and Accountant's Report

                          Northwest Pacifica, Inc.
                Statement of Changes in Stockholders' Equity
                For the Nine Months Ended September 30, 1997


Stockholders' Equity                                          1997


Balance at beginning of year                                   $ 0

Capital Stock
1,500,000 shares issued 1/17/97                          30,993.36

Common Stock Sold


45,500 Shares Issued                                    112,500.00

Stock Subscription Costs                                (33,499.99)

Net Income (Loss) YTD                                    (9,688.24)
(Loss of $0.006 per share)


Total Stockholders' Equity
  September 30, 1997                                  $ 100,305.13
                                                      ------------
                                                      ------------

           See Accompanying Notes and Accountant's Report

                          Northwest Pacifica, Inc.
                          Statement of Cash Flows
               For the Nine Months Ended September 30, 1997


Cash Flows from Operating Activities                      Nine Months

Net Income                                                 (9,688.24)

Adjustments to reconcile net income to net cash provided by
operating activities
Depreciation                                  6,097.62
Defeerred income taxes                       (2,653.28)

(Increase) decrease in:
Trade accounts receivable                    (3,524.52)
Prepaid expenses                               (400.00)

Increase (decrease) in:
Trade accounts payable                        2,013.68
Accrued liabilities                             641.76
Deffered taxes payable                           57.76      2,233.02
                                                ------      --------

              Net Cash Provided (Used)
               by Operating Activities                     (7,455.22)

Cash Flows from Investing Activities
Purchases of equipment                     (61,597.96)
Purchases of investments                   (25,000.00)
                                           -----------
              Net Cash Provided (Used)
               by Investing Activities                    (86,597.96)


Cash Flows from Investing Activities
Proceeds from issuing stock
              Net Cash Provided (Used) by
               Financing Activities                       109,993.37
                                                          ----------
Net Increase in Cash                                       15,940.19
Cash at beginning of year                                          0

               Cash at September 30, 1997                 $15,940.19
                                                          ----------
                                                          ----------


                                 F-8
         See Accompanying Notes and Accountant's Report

                         Northwest Pacifica, Inc.
                   Notes To The Financial Statements


NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant policies of Northwest Pacifica, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

             Nature of Operations

Northwest Pacifica, Inc. was incorporated on January 17, 1997 under the laws of the State of Oregon. Northwest Pacifica is a Network Service
Provider, with a regional focus, serving Washington, Oregon and Idaho.
The Company provides networking services, products and consulting for internal business networks, as well as, access for business and individuals to other external Internet Services. Services include sales of hardware, design, implementation and servicing of networking systems, including dedicated lines, dial-up ISDN and analog modem access.

             Property and Equipment

Property and equipment are stated at cost and depreciated using the straight line method over their estimated useful lives.

For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

             Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due. Deferred taxes are recognized for operating losses that are available to offset future federal and state income taxes.

                     NORTHWEST PACIFICA, INC.
                Notes To The Financial Statements

             Bad Debt

Trade accounts receivable are reported in the financial statements at net value. The Company recognizes a bad debt expense only when a specific amount is determined to be uncollectible. The amounts related to uncollectible accounts are immaterial in amount.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.
Accordingly, actual results could differ from those estimates.

NOTE B-OTHER INVESTMENTS

The company has purchased 5000 shares at a cost of $25,000 in TPG
Capital Corporation, located in Washington D.C. This firm provides private stock placements services for non-public corporations. The company has subscribed to an additional 15,000 shares and a total investment of $100,000. In exchange for this investment, TPG Capital Corporation will register Northwest Pacifica with the Securities Exchange Commission, obtain a listing on the NASDAQ bulletinboard and promote the Company as a publicly-traded stock via selected market makers.

NOTE C-LEASES

The Company has signed a three year lease for offices located in Portland, Oregon at a cost of $480 per month. The Lease contains an annual increase of 2% and expires June 30, 2000.

NOTE D-STOCKHOLDERS EQUITY

For the nine months ended September 30, 1997 the Company purchased from Chuck Powers $30,993 in software and equipment in exchange for 1,500,000 shares of the Company's common stock.

As of September 30, 1997 the Company had 1,546,000 shares issued and outstanding. An additional stock offering of 60,000 shares is to be conducted by Northwest Pacifica after the balance sheet date.

NOTE E-PROVISION FOR INCOME TAXES

For the nine months ended September, 1997 the Company had an operating loss available of $9,688 to offset future income. Provision for income taxes for the period ended September 30, 19997 included an estimated deferred tax asset of $2,653 related to this loss and a timing difference liability of $57 from depreciation differences.




                                 F-10

  No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by the Company or by any of the Underwriters. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the Prospectus.

                                 ------------------------

                                     TABLE OF CONTENTS
                                                                            Page

Prospectus Summary
The Company
Risk Factors
Distribution
Business
Use of Proceeds
Dilution
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations
Management
Security Ownership of Certain
  Beneficial Owners and Management
Concurrent Sales by Selling Securityholders
Description of Securities
Legal Proceedings
Legal Matters
Experts
Index to Financial Statements

       Until 90 days after the release of the registered securities from the Escrow Account, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when Acting as underwriters and with respect to their unsold allotments or subscriptions.

                          NORTHWEST PACIFICA, INC.



                       500,000 Units, 500,000 Shares of
                      Common Stock and 500,000 Redeemable
                  Warrants contained in the Units and 500,000
                Shares of Common Stock underlying such Warrants;
                      500,000 Distribution Units, 500,000
                     Shares of Common Stock, and 1,000,000
                     Common Stock Warrants contained in the
                    Distribution Units, and 1,000,000 Shares
                        of Common Stock underlying the
                     Distribution Warrants and 470,400 Shares
                       of Common Stock to be Sold by the
                                Holders thereof













                                    -----
                                  PROSPECTUS
                                  ----------




                              December ____, 1997




                              =======================

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

            The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

   Filing Fee - Securities and Exchange Commission                 $ 400
   Fees and Expenses of Accountants and legal counsel            120,000
   Blue Sky Fees and Expenses                                      1,000
   Printing and Engraving Expenses                                   500
   Miscellaneous Expenses                                            500

            Total                                              $ 122,400(2)


(1)         Contributed by Management.

(2) These expenses have been or will be paid by certain officers and directors of the Company.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. The Certificate of Incorporation and the By-laws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

       The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stock-holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section
174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director
derived an improper personal benefit.   The Company's Certificate of
Incorporation contains such a provision.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

         As listed below, the Company issued shares of its Common Stock par value $.0001 per share to the following individuals or entities for the consideration as listed in cash or services. If any of these sales were made within the United States or to United States citizens or residents, such sales were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         Date        Shareholder              Number of Shares  Consideration
        1/17/97      Charles H. Powers               1,500,000      $ 30,993
        3/13/97      Wallace Watts                       4,000         5,000
        4/1/97       Germaine Hoffman                   20,000        25,000
        4/11/97      Robert Pfenning                    12,000        15,000
        5/21/97      Spencer Raymond                     4,000         5,000
        8/7/97       Don McKee                           8,000        10,000
        8/19/97      Alex Bornstein                     78,400        98,000
        8/28/97      Mike Plaso                          4,000         5,000
                     Ralph Hueah                         8,000        10,000
                     Clarence Mikolichek                 8,000        10,000
                     Dan Nutter                          8,000        10,000
                     Wilbur Guell                        8,000        10,000
                     George Broughton                    8,000        10,000
        12/1/97      Thornbury Capital Corporation     500,000           100
        12/1/97      Strategic Capital Sources         250,000            25

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)         Exhibits

3.1            Certificate of Incorporation

3.2            By-Laws of the Company

4.1*           Form of Common Stock Certificate

4.2*           Company Warrant Agreement and form of Warrant

4.3*           Distribution Warrant Agreement and form of Warrant

5.1*           Opinion of Cassidy & Associates

10.1*          Lock-Up agreement

24.1           Consent of Accountant

24.2*          Consent of Cassidy & Associates (included in Exhibit 5)

27*                        Financial Data Schedule
---------------

*           To be filed by Amendment.

(b) The following financial statement schedules are included in this Registration Statement.

            None.


ITEM 17.  UNDERTAKINGS.

            The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c)   The undersigned registrant hereby undertakes that:

        (i) For purposes of determining any liability under the Securities Act of 1933, the nformation omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                             SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, Northwest Pacifica, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clackamas, Oregon on the 2nd day of December, 1997.


                                        NORTHWEST PACIFICA, INC.
                                        By:  /s/ Charles H. Powers

                                            Charles H. Powers
                                            President



        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                Title                     Date


/s/ Charles H. Powers                  Director, President        12/2/97
      Charles H. Powers

/s/ Michele E. Powers                  Director, Secretary        12/2/97
       Michaele E. Powers

/s/ Julia S. Moser                     Director                   12/22/97
       Julia S. Moser